UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2014

SIBLING GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-0270334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

901 Mopac Expressway South Barton Oaks Plaza One, Suite 300 Austin, TX 78746
(Address of principal executive offices)

(512) 329-1905

(Registrant’s telephone number, including area code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02

Unregistered Sales of Equity Securities

Sibling Group Holdings, Inc. (the “Company”) has agreed to issue the following unregistered shares of its common stock, $0.0001 par value per share for the purposes of and as of the dates indicated below:

Date	Description	Number of Shares	Price per Share	Charge ($)
November 17, 2014	Shares issued for services (Note 1)	183,333	$0.200	$36,667
November 19, 2014	Shares issued for services (Note 1)	575,000	$0.196	112,700
December 1, 2014	Shares issued for the closing of a private placement financing (Note 2)	125,000	$0.159	19,875
December 19, 2014	Shares issued for services (Note 1)	1,420,000	$0.141	200,220
January 7, 2015	Shares issued for services (Note 1)	1,600,000	$0.14	224,000
January 8, 2015	Shares issued in settlement of Accounts Payable (Note 3)	111,710	$.01298	14,500
	Total shares issued	4,015,043		$607,962

———————

NOTE 1 – Shares issued for services provided to the Company pursuant to consulting agreements for specific assistance related to curriculum development, new product development, business development and other general consulting.

NOTE 2 – Shares issued for the private placement financing entered into with the Company.

NOTE 3 – Shares issued in settlement of Accounts Payable.

The issuance of the Company’s shares of common stock were exempt from registration under the Securities Act of 1933, as amended, in reliance on Sections 4(a)(2) and 3(a)(9).

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 19, 2014 the Board of Directors approved the following action:

The Board approved the award of 575,000 shares of our unregistered common stock to Meshugeneh LLC, a related party, for continued contributions in an advisory role to the Company.

On January 7, 2014 the Board of Directors approved the following action:

The Board approved the award of 1,600,000 shares of our unregistered common stock to Pompano Education Consultants, a related party, for consulting services to the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Group Holdings, Inc.

By:	/s/ Ms. Maurine Findley	Date:	January 9, 2015
Name:	Maurine Findley
Title:	Chief Executive Officer

3